                                                                  Exhibit 23.10

                             CONSENT OF CONSULTANT

We consent to the inclusion of our appraisal(s) with respect to the property listed on the attached annex in or with any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of any Prospectus Supplement or any other offering document relating to Morgan Stanley Capital Inc., Commercial Pass-Through Certificates (which we understand is a type of "Securitization" defined as an offering of securities that, as applicable, are registered with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering), and in any Registration Statement filed with the SEC that includes such a Prospectus Supplement and we consent to the reference to our firm under the caption "Experts" in any such Prospectus Supplement, offering document or Registration Statement.




                                        Firm: Real Estate Counselors
                                              International, Inc.



                                        By: /s/ Kathryn C. Evans
                                            -----------------------------------

                                        Date: 5/14/98
                                            ----------------------------------

                        ANNEX TO CONSENT OF CONSULTANT


                   REAL ESTATE COUNSELORS INTERNATIONAL INC.






NAME OF PROPERTY             MARKET STUDY OR APPRAISAL        DATED
-------------------------   ---------------------------   ------------
GLENBOROUGH REALTY TRUST
-------------------------
Riverview Officer Tower              Appraisal            May 1, 1997